PagerDuty Announces Second Quarter Fiscal 2022 Financial Results

Second quarter revenue increased 33% year-over-year to $68 million
Nearly 18,000 companies now using PagerDuty to power their digital transformations
Dollar-Based Net Retention at 126%

SAN FRANCISCO – (BUSINESS WIRE) – September 2, 2021 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the second quarter of fiscal 2022, ended July 31, 2021.
"Q2 was an inflection point for PagerDuty. We delivered strong financial results and demonstrated increasing market share leadership. The durability of our growth, the long term potential for our platform and the legacy we are building are clear. Our solid topline beat was driven by accelerating demand for both our new Automation offering and our comprehensive Digital Operations plan, especially in the enterprise and mid-market segments.” said Jennifer Tejada, CEO at PagerDuty. "Nearly 18,000 companies now run on our platform and as the world’s greatest enterprises transform into digital leaders, PagerDuty is becoming the Operations Cloud for the modern enterprise."

Second Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $67.5 million, up 33.2% year over year.
•Gross Margin: GAAP gross margin was 82.3% compared to 86.9% in the second quarter of fiscal 2021. Non-GAAP gross margin was 84.2% compared to 87.4% in the second quarter of fiscal 2021.
•Operating Loss: GAAP operating loss was $28.5 million, or GAAP operating margin of negative 42.1%, compared to a $13.4 million GAAP operating loss, or GAAP operating margin of negative 26.5%, in the second quarter of fiscal 2021. Non-GAAP operating loss was $9.9 million, or non-GAAP operating margin of negative 14.7%, compared to a $3.2 million non-GAAP operating loss, or non-GAAP operating margin of negative 6.4%, in the second quarter of fiscal 2021.
•Net Loss: GAAP net loss was $29.7 million, compared to $14.7 million in the second quarter of fiscal 2021. GAAP net loss per share was $0.35, compared to $0.19 in the second quarter of fiscal 2021. Non-GAAP net loss was $10.7 million, compared to $3.2 million in the second quarter of fiscal 2021. Non-GAAP net loss per share was $0.13, compared to $0.04 in the second quarter of fiscal 2021.
•Cash Flow: Net cash used in operations was $11.6 million, or negative 17.2% of revenue, compared to net cash provided by operating activities of $2.0 million, or 4.0% of revenue, in the second quarter of fiscal 2021. Free cash flow was negative $12.9 million, or negative 19.1% of revenue, compared to $1.4 million, or 2.7% of revenue, in the second quarter of fiscal 2021.
•Cash and Cash Equivalents and Current Investments were $546.8 million as of July 31, 2021.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•Land and expand: PagerDuty expanded with customers across the globe including Anheuser-Busch, Autodesk, Datadog, Nvidia, Snowflake and Ultimate Kronos Group. In the quarter, international revenue accounted for nearly 25% of total revenue.
•Companies on the platform: New PagerDuty customers including Alkeon Capital Management, Citigroup, EnterpriseDB Corporation, Mattress Firm, Via Varejo S.A., and Selfridges, were part of PagerDuty’s total customer base of almost 18,000 companies, as of July 31, 2021.
•Platform Integration: PagerDuty continues to build its leading integration ecosystem with over 600 direct integrations across security, workflow, data observability, digital experience, and other use cases.

Financial Outlook

For the third quarter of fiscal 2022, PagerDuty currently expects:

•Total revenue of $69.0 million - $71.0 million, representing a growth rate of 28% - 32% year over year
•Non-GAAP net loss per share of $0.10 - $0.09 assuming approximately 85 million shares

For the full fiscal year 2022, PagerDuty currently expects:

•Total revenue of $273.0 million - $276.0 million, representing a growth rate of 28% - 29% year over year
•Non-GAAP net loss per share of $0.39 - $0.35 assuming approximately 84 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on September 2, 2021. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation: PagerDuty utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs and acquisition-related retention payments, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: For the three and six months ended July 31, 2021, the imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. For the three and six months ended July 31, 2020, the imputed interest rate of the Notes was approximately 7.88%. This was a result of the debt discount and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs and debt discount are amortized as interest expense. The expense for the amortization of the debt issuance costs and the debt discount is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt issuance costs and debt discount, stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2021 and our Form 10-Q filed with the SEC on June 4, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include GE, Cisco, Genentech, Electronic Arts, Cox Automotive, Netflix, Shopify, Zoom, DoorDash, Lululemon and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Christine Cloonan
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue	$67,536	$50,714	$131,127	$100,500
Cost of revenue(1)	11,976	6,637	22,394	13,600
Gross profit	55,560	44,077	108,733	86,900
Operating expenses:
Research and development(1)	22,909	15,535	43,508	30,549
Sales and marketing(1)	40,814	27,511	78,048	54,247
General and administrative(1)	20,294	14,480	36,872	28,153
Total operating expenses	84,017	57,526	158,428	112,949
Loss from operations	(28,457)	(13,449)	(49,695)	(26,049)
Interest income	783	1,048	1,601	2,401
Interest expense	(1,378)	(1,608)	(2,695)	(1,608)
Other expense, net	(586)	(431)	(1,202)	(412)
Loss before provision for income taxes	(29,638)	(14,440)	(51,991)	(25,668)
Provision for income taxes	(23)	(248)	(228)	(479)
Net loss	$(29,661)	$(14,688)	$(52,219)	$(26,147)
Other comprehensive (loss) income
Unrealized (loss) gain on investments	(108)	277	(312)	919
Total comprehensive loss	$(29,769)	$(14,411)	$(52,531)	$(25,228)
Net loss per share, basic and diluted	$(0.35)	$(0.19)	$(0.63)	$(0.33)
Weighted-average shares used in calculating net loss per share, basic and diluted	83,895	78,775	83,413	78,278
(1) Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cost of revenue	$1,023	$263	$1,699	$607
Research and development	5,607	2,469	10,047	4,652
Sales and marketing	4,401	2,870	8,355	5,155
General and administrative	5,445	4,366	9,987	7,862
Total	$16,476	$9,968	$30,088	$18,276

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2021	As of January 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$354,525	$339,166
Investments	192,296	221,112
Accounts receivable, net of allowance for doubtful accounts of $1,008 and $1,188 as of July 31, 2021 and January 31, 2021, respectively	48,148	55,119
Deferred contract costs, current	13,826	12,330
Prepaid expenses and other current assets	14,987	10,587
Total current assets	623,782	638,314
Property and equipment, net	14,116	12,639
Deferred contract costs, non-current	20,434	19,257
Lease right-of-use assets	22,482	24,691
Goodwill	72,126	72,126
Intangible assets, net	24,883	26,633
Other assets	689	1,783
Total assets	$778,512	$795,443
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,949	$5,747
Accrued expenses and other current liabilities	14,101	9,627
Accrued compensation	24,542	28,372
Deferred revenue, current	128,145	123,686
Lease liabilities, current	5,469	5,262
Total current liabilities	179,206	172,694
Convertible senior notes, net	280,162	217,528
Deferred revenue, non-current	5,857	6,286
Lease liabilities, non-current	23,831	26,542
Other liabilities	4,284	5,666
Total liabilities	493,340	428,716
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	578,728	614,494
Accumulated other comprehensive income	31	343
Accumulated deficit	(293,587)	(248,110)
Total stockholders’ equity	285,172	366,727
Total liabilities and stockholders’ equity	$778,512	$795,443

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(29,661)	$(14,688)	$(52,219)	$(26,147)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,055	1,016	4,027	2,039
Amortization of deferred contract costs	3,562	2,624	6,812	5,064
Amortization of debt discount and issuance costs (1)	460	1,258	898	1,258
Stock-based compensation	16,476	9,968	30,088	18,276
Non-cash lease expense	1,112	1,115	2,209	2,204
Other	892	683	1,695	1,426
Changes in operating assets and liabilities:
Accounts receivable	(10,892)	(1,285)	6,473	(1,293)
Deferred contract costs	(5,753)	(3,343)	(9,485)	(6,199)
Prepaid expenses and other assets	(1,189)	(2,070)	(2,762)	(4,989)
Accounts payable	2,743	(500)	1,179	(1,549)
Accrued expenses and other liabilities	1,441	2,999	3,373	3,618
Accrued compensation	581	287	(3,830)	1,287
Deferred revenue	7,946	4,734	4,030	8,611
Lease liabilities	(1,368)	(751)	(2,504)	(1,744)
Net cash (used in) provided by operating activities	(11,595)	2,047	(10,016)	1,862
Cash flows from investing activities
Purchases of property and equipment	(364)	(579)	(1,291)	(3,292)
Capitalization of internal-use software costs	(915)	(111)	(1,917)	(111)
Payments related to a business acquisition	—	—	(160)	—
Proceeds from maturities of held-to-maturity of investments	—	9,040	—	24,040
Purchases of available-for-sale investments	(38,572)	(67,899)	(116,103)	(100,029)
Proceeds from maturities of available-for-sale investments	49,146	41,067	116,150	71,632
Proceeds from sales of available-for-sale investments	27,380	4,189	27,380	7,285
Net cash provided by (used in) investing activities	36,675	(14,293)	24,059	(475)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,151	—	279,349	—	279,349
Purchase of capped call related to convertible senior notes	—	(35,708)	—	(35,708)
Proceeds from employee stock purchase plan	4,889	3,558	4,889	3,558
Proceeds from issuance of common stock upon exercise of stock options	4,596	3,927	7,430	5,771
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,073)	(1,697)	(11,003)	(1,743)
Net cash provided by financing activities	3,412	249,429	1,316	251,227
Net increase in cash, cash equivalents, and restricted cash	28,492	237,183	15,359	252,614
Cash, cash equivalents, and restricted cash at beginning of period	326,033	139,455	339,166	124,024
Cash, cash equivalents, and restricted cash at end of period	$354,525	$376,638	$354,525	$376,638
(1) During the first quarter of fiscal 2022, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of the debt discount on the convertible senior notes from February 1, 2021.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$55,560	$44,077	$108,733	$86,900
Plus: Share-based compensation	1,023	263	1,699	607
Plus: Employer taxes related to employee stock transactions	30	8	56	9
Plus: Amortization of acquired intangible assets	280	—	560	—
Non-GAAP gross profit	$56,893	$44,348	$111,048	$87,516
GAAP gross margin	82.3%	86.9%	82.9%	86.5%
Non-GAAP adjustments	1.9%	0.5%	1.8%	0.6%
Non-GAAP gross margin	84.2%	87.4%	84.7%	87.1%

Reconciliation of operating expenses
GAAP research and development	$22,909	$15,535	$43,508	$30,549
Less: Share-based compensation	(5,607)	(2,469)	(10,047)	(4,652)
Less: Employer taxes related to employee stock transactions	(208)	(76)	(406)	(122)
Less: Acquisition-related expenses	(457)	—	(906)	—
Non-GAAP research and development	$16,637	$12,990	$32,149	$25,775

GAAP sales and marketing	$40,814	$27,511	$78,048	$54,247
Less: Share-based compensation	(4,401)	(2,870)	(8,355)	(5,155)
Less: Employer taxes related to employee stock transactions	(157)	(110)	(358)	(188)
Less: Amortization of acquired intangible assets	(595)	—	(1,190)	—
Non-GAAP sales and marketing	$35,661	$24,531	$68,145	$48,904

GAAP general and administrative	$20,294	$14,480	$36,872	$28,153
Less: Share-based compensation	(5,445)	(4,366)	(9,987)	(7,862)
Less: Employer taxes related to employee stock transactions	(315)	(60)	(571)	(87)
Less: Acquisition-related expenses	2	—	(8)	—
Non-GAAP general and administrative	$14,536	$10,054	$26,306	$20,204

Reconciliation of operating loss and operating margin
GAAP operating loss	$(28,457)	$(13,449)	$(49,695)	$(26,049)
Plus: Share-based compensation	16,476	9,968	30,088	18,276
Plus: Employer taxes related to employee stock transactions	710	254	1,391	406
Plus: Amortization of acquired intangible assets	875	—	1,750	—
Plus: Acquisition-related expenses	455	—	914	—
Non-GAAP operating loss	$(9,941)	$(3,227)	$(15,552)	$(7,367)
GAAP operating margin	(42.1)%	(26.5)%	(37.9)%	(25.9)%
Non-GAAP adjustments	27.4%	20.1%	26.0%	18.6%
Non-GAAP operating margin	(14.7)%	(6.4)%	(11.9)%	(7.3)%

Reconciliation of net loss
GAAP net loss	$(29,661)	$(14,688)	$(52,219)	$(26,147)
Plus: Share-based compensation	16,476	9,968	30,088	18,276
Plus: Employer taxes related to employee stock transactions	710	254	1,391	406
Plus: Amortization of debt discount and issuance costs (1)	460	1,258	898	1,258
Plus: Amortization of acquired intangible assets	875	—	1,750	—
Plus: Acquisition-related expenses	455	—	914	—
Non-GAAP net loss	$(10,685)	$(3,208)	$(17,178)	$(6,207)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.35)	$(0.19)	$(0.63)	$(0.33)
Non-GAAP adjustments to net loss	0.23	0.15	0.42	0.26
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.04)	$(0.21)	$(0.08)

Weighted-average shares used in calculating net loss per share, basic and diluted	83,895	78,775	83,413	78,278
Note: Certain figures may not sum due to rounding.
(1) During the first quarter of fiscal 2022, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of debt discount on the convertible senior notes from February 1, 2021.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(11,595)	$2,047	$(10,016)	$1,862
Less:
Purchases of property and equipment	(364)	(579)	(1,291)	(3,292)
Capitalization of internal-use software costs	(915)	(111)	(1,917)	(111)
Free cash flow	$(12,874)	$1,357	$(13,224)	$(1,541)
Net cash provided by (used in) investing activities	$36,675	$(14,293)	$24,059	$(475)
Net cash provided by financing activities	$3,412	$249,429	$1,316	$251,227
Free cash flow margin	(19.1)%	2.7%	(10.1)%	(1.5)%